Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Tax-Free Advantage Municipal Fund
811-21212


The annual meeting of shareholders was held in the
offices of Nuveen Investments on February 24, 2012; at
this meeting the shareholders were asked to vote on the
election of Board Members, the elimination of
Fundamental Investment Policies and the approval of
new Fundamental Investment Policies as well as voting
on a Plan of Reorganization.   The meeting was
subsequently adjourned to March 30, 2012.

Voting results for February 24 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred shares voting
 together as a class
To approve the Agreement and Plan of
Reorganization.


   For
                         -
                      355
   Against
                         -
                         -
   Abstain
                         -
                         -
   Broker Non-Votes
                         -
                         -
      Total
                         -
                      355



To approve the issuance of additional
common shares.


   For
            2,617,715
                         -
   Against
               183,929
                         -
   Abstain
               105,422
                         -
   Broker Non-Votes
               888,385
                         -
      Total
            3,795,451
                         -



To approve the elimination of the existing fundamental investment policy related to the Funds investment of at least 80% of its assets in insured municipal securities


   For
            2,668,761
                      355
   Against
               163,686
                         -
   Abstain
                 74,619
                         -
   Broker Non-Votes
               888,385
                         -
      Total
            3,795,451
                      355



To approve a new fundamental investment
 policy related to the
Funds investment of at least 80% of its
assets in municipal securities.


   For
            2,677,823
                      355
   Against
               139,902
                         -
   Abstain
                 89,341
                         -
   Broker Non-Votes
               888,385
                         -
      Total
            3,795,451
                      355



To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            2,616,012
                      355
   Against
               203,575
                         -
   Abstain
                 87,479
                         -
   Broker Non-Votes
               888,385
                         -
      Total
            3,795,451
                      355



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
            2,615,750
                      355
   Against
               206,626
                         -
   Abstain
                 84,690
                         -
   Broker Non-Votes
               888,385
                         -
      Total
            3,795,451
                      355

Proxy materials are herein
incorporated by reference
to the SEC filing on January 27,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-12-027390.